Exhibit 99.1

Xylem

1133 Westchester Ave., White Plains, NY 10604

Tel +1.914.323.5700 Fax +1.914.696.2960

NEWS RELEASE

Contacts:	Media	Investors
	Tom Glover +1-914-323-5891	Phil DeSousa - +1-914-323-5930
	tom.glover@xyleminc.com	phil.desousa@xyleminc.com

Xylem Inc. reports fourth quarter and full year 2012 results,

announces 15 percent dividend increase

•

Fourth quarter 2012 adjusted net income was $88 million or $0.47 per share, up 21 percent on a normalized[1] basis over fourth quarter 2011; GAAP EPS were $0.39 per share, up 39 percent; FY 2012 adjusted earnings were $1.77 per share, up 7 percent on a normalized basis; GAAP EPS were $1.59, up 6 percent

•	Fourth quarter 2012 revenue was $969 million, down 3 percent; FY 2012 revenue was $3.8 billion, up 3 percent in constant currencies, flat as reported

•	Fourth quarter 2012 adjusted operating margins up 140 basis points, up 70 points as reported

•	Full year free cash flow was $312 million, 100 percent of adjusted net earnings

•	Company issues full-year 2013 financial guidance, sees FY 2013 adjusted earnings of $1.80-$1.90 per share, earnings growth of 2 to 7 percent on revenue growth of 3 to 4 percent

•	Xylem Board of Directors approves a 15 percent increase in the dividend for first quarter 2013

WHITE PLAINS, N.Y., February 7, 2013 – Xylem Inc. (NYSE: XYL), a leading global water technology company dedicated to solving the world’s most challenging water issues, today reported fourth quarter 2012 net income of $73 million, or $0.39 per share, up 39 percent from the fourth quarter 2011. Excluding the impact of one-time separation costs and other adjustments associated with Xylem’s 2011 spinoff from ITT Corporation as well as restructuring and realignment costs, adjusted net income was $88 million or $0.47 per share, up 8 cents or 21 percent on a normalized basis from 2011. Fourth quarter revenue was $969 million, down 3 percent, reflective of weakness in industrial and public utility markets. Fourth quarter adjusted operating margins improved 140 basis points driven by efficiency and cost control measures.

[1]	The 2011 normalized earnings per share reflect adjustments (including one-time separation costs, interest expense, stand-alone costs, and special tax items) to our GAAP results to better illustrate year-over-year performance. The normalized earnings are intended to give a representation of our performance had Xylem been a stand-alone company in 2011.

“Our fourth quarter results show the impact of strategic steps we’ve taken to improve our financial performance, streamlining operations and taking aggressive cost control measures in the face of challenging market conditions,” said Gretchen McClain, president and chief executive officer of Xylem Inc. “While recognizing and addressing uncertainties in the market, we stayed focused on the needs of our customers, as illustrated during our response to the flooding following Hurricane Sandy. We have continued to invest for future growth, deploying assets to accelerate new product technology and expanding our growth in emerging markets. We also continue to acquire attractive businesses to supplement our growth platforms of analytics, dewatering and services. Our most recent acquisition, PIMS Group of the U.K., is our third since becoming an independent company, and will strengthen our aftermarket and service offering.”

For the full year 2012, Xylem revenues were $3.8 billion, up 3 percent in constant currencies over 2011, flat as reported. Full year reported net income was $297 million, or $1.59 per share. Adjusted net income, excluding the impact of the spinoff and other one-time items, was $330 million or $1.77 per share. Full year 2012 adjusted operating margins were 12.9 percent, up 100 basis points on a normalized basis. Free cash flow was $312 million, 100 percent of adjusted net earnings.

Xylem forecasts full year 2013 revenue growth of 3 to 4 percent to approximately $3.9 billion. Full year 2013 adjusted net income is forecast to grow 2 to 7 percent to $335 to $354 million, for adjusted earnings per share of $1.80 to $1.90 per share. The company anticipates that restructuring and realignment costs will range from $60 to $70 million for the year.

“As a global company, we continually evaluate our actions based on end markets and regional economic conditions,” McClain said. “That’s why we’re taking action in Europe and elsewhere to best position our people and our facilities to meet the needs of our customers and provide economic benefit. Through these steps and with our applications expertise, market-leading brands, a large installed base and unmatched distribution in more than 150 countries around the world, our Xylem portfolio is well-positioned to deliver differentiated growth over the long term.”

Xylem today also announced that its Board of Directors declared a dividend in the amount of $0.1164 per share for the first quarter of 2013, an increase of 15 percent, payable on March 20, 2013 to shareholders of record on February 20, 2013.

“The increased cash dividend returns value to our shareholders, and is made possible through everything we’ve done to maintain a strong balance sheet, improve operating performance significantly and grow cash flow,” McClain said.

Fourth Quarter Segment Results

Water Infrastructure

Xylem’s Water Infrastructure segment consists of its businesses serving clean water delivery, wastewater transport and treatment, dewatering and analytical instrumentation.

•	Fourth quarter 2012 revenue was $637 million, down 6 percent compared with the fourth quarter 2011, reflecting weakness in the public utility and industrial dewatering markets.

•

Fourth quarter adjusted segment operating income, which excludes $1 million of one-time separation-related costs and $15 million of restructuring and realignment costs, was $105 million, up 1 percent over the same period in 2011. Adjusted operating margin for the quarter grew 120 basis points, though after factoring in separation, restructuring and realignment costs, posted a decline of 40 basis points.

Applied Water

Xylem’s Applied Water segment consists of its portfolio of businesses in residential and commercial building services, industrial and agricultural applications.

•	Fourth quarter 2012 revenue was $346 million, up 3 percent compared with the fourth quarter 2011, with growth coming in residential and commercial building services and irrigation.

•

Fourth quarter adjusted segment operating income, which excludes $5 million of restructuring and realignment costs, was $40 million, 29 percent higher than the comparable period last year. Adjusted operating margin grew 240 basis points; including separation costs, as well as restructuring and realignment costs, operating margin grew 210 basis points.

Supplemental information on Xylem’s fourth quarter and full year 2012 earnings and reconciliations for certain non-GAAP items is posted at investors.xyleminc.com.

About Xylem

Xylem (NYSE: XYL) is a leading global water technology provider, enabling customers to transport, treat, test and efficiently use water in public utility, residential and commercial building services, industrial and agricultural settings. The company does business in more than 150 countries through a number of market-leading product brands, and its people bring broad applications expertise with a strong focus on finding local solutions to the world’s most challenging water and wastewater problems. Xylem is headquartered in White Plains, N.Y., with 2012 annual revenues of $3.8 billion and 12,500 employees worldwide. In 2012, Xylem was named to the Dow Jones Sustainability World Index for advancing sustainable business practices and solutions worldwide.

The name Xylem is derived from classical Greek and is the tissue that transports water in plants, highlighting the engineering efficiency of our water-centric business by linking it with the best water transportation of all — that which occurs in nature. For more information, please visit us at www.xyleminc.com.

Forward-Looking Statements

This document contains information that may constitute “forward-looking statements.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. Generally, the words “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “target” and similar expressions identify forward-looking statements, which generally are not historical in nature. However, the absence of these words or similar expressions does not mean that a statement is not forward-looking.

These forward-looking statements include, but are not limited to, statements about the separation of Xylem Inc. (the “Company”) from ITT Corporation in 2011, capitalization of the Company, future strategic plans and other statements that describe the Company’s business strategy, outlook, objectives, plans, intentions or goals, and any discussion of future operating or financial performance. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future — including statements relating to orders, sales, operating margins and earnings per share growth, and statements expressing general views about future operating results — are forward-looking statements.

Caution should be taken not to place undue reliance on any such forward-looking statements because they involve risks, uncertainties and other factors that could cause actual results to differ materially from those expressed or implied in, or reasonably inferred from, such statements. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the Company’s historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to, those set forth in Item 1A in our Annual Report on Form 10-K, and those described from time to time in subsequent reports filed with the Securities and Exchange Commission.

###

XYLEM INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In Millions, except per share amounts)

December 31,	2012	2011
ASSETS
Current assets:
Cash and cash equivalents	$504	$318
Receivables, less allowances for discounts and doubtful accounts of $34 and $37 in 2012 and 2011, respectively	776	756
Inventories, net	443	433
Prepaid and other current assets	110	97
Deferred income tax assets	41	45

Total current assets	1,874	1,649
Property, plant and equipment, net	487	463
Goodwill	1,647	1,610
Other intangible assets, net	484	505
Other non-current assets	187	170

Total assets	$4,679	$4,397

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$332	$322
Accrued and other current liabilities	443	490
Short-term borrowings and current maturities of long-term debt	6	5

Total current liabilities	781	817
Long-term debt	1,199	1,201
Accrued postretirement benefits	400	316
Deferred income tax liabilities	173	165
Other non-current accrued liabilities	52	67

Total liabilities	2,605	2,566

Stockholders’ equity:
Common Stock — par value $0.01 per share:
Authorized 750.0 shares, issued 184.6 shares	2	2
Capital in excess of par value	1,706	1,663
Retained earnings	264	44
Treasury stock – at cost 0.5 shares and 0 shares in 2012 and 2011, respectively	(13)	—
Accumulated other comprehensive income	115	122

Total stockholders’ equity	2,074	1,831

Total liabilities and stockholders’ equity	$4,679	$4,397

XYLEM INC. AND SUBSIDIARIES

CONSOLIDATED AND COMBINED INCOME STATEMENTS

(In Millions, except per share data)

Year Ended December 31,	2012	2011	2010
Revenue	$3,791	$3,803	$3,202
Cost of revenue	2,289	2,342	1,988
Gross profit	1,502	1,461	1,214
Selling, general and administrative expenses	914	877	737
Research and development expenses	106	100	74
Separation costs	22	87	—
Restructuring and asset impairments charges, net	17	2	15

Operating income	443	395	388
Interest expense	55	17	—
Other non-operating income, net	—	5	—

Income before taxes	388	383	388
Income tax expense	91	104	59

Net income	$297	$279	$329

Earnings per share:
Basic	$1.60	$1.51	$1.78
Diluted	$1.59	$1.50	$1.78
Weighted average number of shares – Basic	185.8	185.1	184.6
Weighted average number of shares – Diluted	186.2	185.3	184.6

XYLEM INC. AND SUBSIDIARIES

CONSOLIDATED AND COMBINED STATEMENTS OF CASH FLOWS

(In Millions)

Year Ended December 31,	2012	2011	2010
Operating Activities
Net income	$297	$279	$329
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	142	137	92
Deferred income taxes	1	8	(31)
Share-based compensation	22	13	9
Non-cash separation costs	—	10	—
Restructuring and asset impairment charges, net	17	2	15
Payments of restructuring	(9)	(7)	(22)
Contributions to postretirement benefit plans	(46)	(16)	(3)
Changes in assets and liabilities (net of acquisitions):
Changes in receivables	2	(61)	(45)
Changes in inventories	5	(18)	7
Changes in accounts payable	(4)	(9)	41
Changes in accrued liabilities	(28)	53	12
Changes in accrued taxes	(17)	56	(17)
Net changes in other assets and liabilities	14	2	8

Net Cash — Operating activities	396	449	395

Investing Activities
Capital expenditures	(112)	(126)	(94)
Proceeds from the sale of property, plant and equipment	5	11	4
Acquisitions of businesses and assets, net of cash acquired	(41)	(309)	(1,004)
Other, net	1	1	1

Net Cash — Investing activities	(147)	(423)	(1,093)

Financing Activities
Net transfer to former parent	(9)	(995)	745
Issuance of short-term debt	13	5	—
Issuance of senior notes, net of discount	—	1,198	—
Principal payments of debt and capital lease obligations	(14)	(8)	—
Purchase of Xylem common stock	(13)	—	—
Proceeds from exercise of employee stock options	24	1	—
Payments of debt issuance costs	—	(10)	—
Dividends paid	(75)	(19)	—

Net Cash — Financing activities	(74)	172	745

Effect of exchange rate changes on cash	11	(11)	3

Net change in cash and cash equivalents	186	187	50
Cash and cash equivalents at beginning of year	318	131	81

Cash and cash equivalents at end of year	$504	$318	$131

Supplemental disclosure of cash flow information:
Cash paid during the year for:
Interest	$53	$—	$—
Income taxes (net of refunds received)	$104	$64	$110

Xylem Inc. Non-GAAP Measures

Management views key performance indicators including revenue, gross margins, segment operating income and margins, orders growth, free cash flow, working capital, and backlog, among others. In addition, we consider certain measures to be useful to management and investors evaluating our operating performance for the periods presented, and provide a tool for evaluating our ongoing operations, liquidity and management of assets. This information can assist investors in assessing our financial performance and measures our ability to generate capital for deployment among competing strategic alternatives and initiatives. These metrics, however, are not measures of financial performance under GAAP and should not be considered a substitute for revenue, operating income, net income, earnings per share (basic and diluted) or net cash from operations as determined in accordance with GAAP. We consider the following non-GAAP measures, which may not be comparable to similarly titled measures reported by other companies, to be key performance indicators:

“Organic revenue” and “Organic orders” defined as revenue and orders, respectively, excluding the impact of foreign currency fluctuations, intercompany transactions, and contributions from acquisitions and divestitures. Divestitures include sales of portions of our business that did not meet the criteria for classification as a discontinued operation or insignificant portions of our business that we did not classify as a discontinued operation. The period-over-period change resulting from foreign currency fluctuations assumes no change in exchange rates from the prior period.

“Constant currency” defined as financial results adjusted for currency translation impacts by translating current period and prior period activity using the same currency conversion rate. This approach is used for countries whose functional currency is not the U.S. dollar.

“EBITDA” defined as earnings before interest, taxes, depreciation, amortization expense, and share-based compensation. “Adjusted EBITDA” reflects the adjustment to EBITDA to exclude for non-recurring separation costs associated with the Xylem spin-off from ITT Corporation as well as non-recurring restructuring and realignment costs.

“Adjusted Operating Income”, “Adjusted Segment Operating Income”, and “Adjusted EPS” defined as operating income and earnings per share, adjusted to exclude non-recurring separation costs associated with the Xylem spin-off from ITT Corporation, non-recurring restructuring and realignment costs and tax-related special items.

“Normalized EPS” defined as adjusted earnings per share, as well as adjustments to reflect the incremental current period amount of interest expense and stand alone costs in the prior comparable period.

“Free Cash Flow” defined as net cash from operating activities, as reported in the Statement of Cash Flow, less capital expenditures as well as adjustments for other significant items that impact current results which management believes are not related to our ongoing operations and performance. Our definition of free cash flows does not consider non-discretionary cash payments, such as debt.

Xylem Inc. Non-GAAP Reconciliation

Reported vs. Organic & Constant Currency Order Growth

($ Millions)

	(As Reported - GAAP)				(As Adjusted - Organic)					Constant Currency
		(A)	(B)		(C)	(D)	(E)	(F) = B+C+D+E	(G) = F/A	(H) = (B + D) / A
	Orders	Orders	Change 2012 v. 2011	% Change 2012 v. 2011	Acquisitions / Divestitures	FX Contribution	Eliminations	Change Adj. 2012 v. 2011	% Change Adj. 2012 v. 2011
	2012	2011
Year Ended December 31, 2012

Xylem Inc.	3,782	3,847	(65)	-1.7%	(95)	114	—	(46)	-1.2%	1.3%

Water infrastructure	2,421	2,454	(33)	-1.3%	(95)	87	1	(40)	-1.6%	2.2%
Applied Water	1,423	1,452	(29)	-2.0%	—	31	(8)	(6)	-0.4%	0.1%

Quarter Ended December 31, 2012

Xylem Inc.	926	905	21	2.3%	(7)	6	—	20	2.2%	3.0%

Water infrastructure	602	589	13	2.2%	(7)	5	1	12	2.0%	3.1%
Applied Water	337	330	7	2.1%	—	1	—	8	2.4%	2.4%

Quarter Ended September 30, 2012

Xylem Inc.	882	966	(84)	-8.7%	(21)	39	—	(66)	-6.8%	-4.7%

Water infrastructure	564	621	(57)	-9.2%	(21)	29	—	(49)	-7.9%	-4.5%
Applied Water	334	358	(24)	-6.7%	—	12	(5)	(17)	-4.7%	-3.4%

Quarter Ended June 30, 2012

Xylem Inc.	970	998	(28)	-2.8%	(30)	51	—	(7)	-0.7%	2.3%

Water infrastructure	617	632	(15)	-2.4%	(30)	40	—	(5)	-0.8%	4.0%
Applied Water	370	383	(13)	-3.4%	—	13	(2)	(2)	-0.5%	0.0%

Quarter Ended March 31, 2012

Xylem Inc.	1,004	978	26	2.7%	(37)	18	—	7	0.7%	4.5%

Water infrastructure	638	612	26	4.2%	(37)	13	—	2	0.3%	6.4%
Applied Water	382	381	1	0.3%	—	5	(1)	5	1.3%	1.6%

Note: Due to rounding the sum of segment amounts may not agree to Xylem totals.

Xylem Inc. Non-GAAP Reconciliation

Reported vs. Organic & Constant Currency Revenue

($ Millions)

	(As Reported - GAAP)				(As Adjusted - Organic)					Constant Currency
		(A)	(B)		(C)	(D)	(E)	(F) = B+C+D+E	(G) = F/A	(H) = (B + D) / A
			Change	% Change	Acquisitions / Divestitures			Change	% Change
	Revenue	Revenue	2012 v. 2011	2012 v. 2011		FX Contribution	Eliminations	Adj. 2012 v. 2011	Adj. 2012 v. 2011
	2012	2011
Year Ended December 31, 2012

Xylem Inc.	3,791	3,803	(12)	-0.3%	(94)	108	—	2	0.1%	2.5%

Water infrastructure	2,425	2,416	9	0.4%	(94)	80	(1)	(6)	-0.2%	3.7%
Applied Water	1,424	1,444	(20)	-1.4%	—	32	(3)	9	0.6%	0.8%

Quarter Ended December 31, 2012

Xylem Inc.	969	1,003	(34)	-3.4%	(7)	7	—	(34)	-3.4%	-2.7%

Water Infrastructure	637	679	(42)	-6.2%	(7)	5	(1)	(45)	-6.6%	-5.4%
Applied Water	346	336	10	3.0%	—	2	—	12	3.6%	3.6%

Quarter Ended September 30, 2012

Xylem Inc.	931	939	(8)	-0.9%	(21)	38	—	9	1.0%	3.2%

Water infrastructure	595	584	11	1.9%	(21)	28	—	18	3.1%	6.7%
Applied Water	350	368	(18)	-4.9%	—	12	(2)	(8)	-2.2%	-1.6%

Quarter Ended June 30, 2012

Xylem Inc.	966	971	(5)	-0.5%	(32)	49	—	12	1.2%	4.5%

Water infrastructure	609	602	7	1.2%	(32)	37	(1)	11	1.8%	7.3%
Applied Water	373	385	(12)	-3.1%	—	13	(1)	—	0.0%	0.3%

Quarter Ended March 31, 2012

Xylem Inc.	925	890	35	3.9%	(34)	14	—	15	1.7%	5.5%

Water infrastructure	584	551	33	6.0%	(34)	10	1	10	1.8%	7.8%
Applied Water	355	355	—	0.0%	—	5	—	5	1.4%	1.4%

Note: Due to rounding the sum of segment amounts may not agree to Xylem totals.

Xylem Inc. Non-GAAP Reconciliation

Adjusted Diluted EPS

2012 and 2011

($ Millions, except per share amounts)

	Q1 2012	Q2 2012	Q3 2012	Q4 2012	YTD 2012
Net Income	63	89	72	73	297
Separation Costs, Net of Tax	4	4	3	5	16
Restructuring & Realignment, Net of Tax	—	—	4	13	17

Adjusted Net Income before Special Tax Items	67	93	79	91	330

Special Tax Items	—	(1)	4	(3)	—

Adjusted Net Income	67	92	83	88	330

Diluted Earnings per Share	$0.34	$0.48	$0.38	$0.39	$1.59
Separation Costs per Share	$0.02	$0.02	$0.02	$0.03	$0.09
Restructuring & Realignment Costs per Share	$0.00	$0.00	$0.02	$0.07	$0.09

Adjusted Diluted EPS before Special Tax Items	$0.36	$0.50	$0.42	$0.49	$1.77
Special Tax Items per Share	$0.00	($0.01)	$0.02	($0.02)	$0.00

Adjusted Diluted EPS	$0.36	$0.49	$0.44	$0.47	$1.77

	Q1 2011	Q2 2011	Q3 2011	Q4 2011	YTD 2011
Net Income	78	72	77	52	279
Separation Costs, Net of Tax	2	27	25	18	72

Adjusted Net Income before Special Tax Items	80	99	102	70	351

Special Tax Items	—	4	(1)	4	7

Adjusted Net Income	80	103	101	74	358

Diluted Earnings per Share	$0.42	$0.39	$0.42	$0.28	$1.50
Separation Costs per Share	$0.01	$0.15	$0.13	$0.10	$0.39

Adjusted Diluted EPS before Special Tax Items	$0.43	$0.54	$0.55	$0.38	$1.89
Special Tax Items per Share	$0.00	$0.02	($0.01)	$0.02	$0.04

Adjusted Diluted EPS	$0.43	$0.56	$0.54	$0.40	$1.93

Note: YTD EPS amounts may not equal the sum of the quarterly EPS amounts due to rounding.

Xylem Inc. Non-GAAP Reconciliation

Adjusted Operating Income

($ Millions)

	Q4		YTD
	‘12	‘11	‘12	‘11
Total Revenue
• Total Xylem	969	1,003	3,791	3,803
• Water Infrastructure	637	679	2,425	2,416
• Applied Water	346	336	1,424	1,444

Operating Income
• Total Xylem	104	100	443	395
• Water Infrastructure	89	98	342	343
• Applied Water	35	27	170	160

Operating Margin
• Total Xylem	10.7%	10.0%	11.7%	10.4%
• Water Infrastructure	14.0%	14.4%	14.1%	14.2%
• Applied Water	10.1%	8.0%	11.9%	11.1%

Separation Costs
• Total Xylem	7	20	22	87
• Water Infrastructure	1	6	4	16
• Applied Water	—	4	2	13

Restructuring & Realignment Costs
• Total Xylem	19	—	24	—
• Water Infrastructure	15	—	19	—
• Applied Water	5	—	5	—

Adjusted Operating Income*
• Total Xylem	130	120	489	482
• Water Infrastructure	105	104	365	359
• Applied Water	40	31	177	173

Adjusted Operating Margin*
• Total Xylem	13.4%	12.0%	12.9%	12.7%
• Water Infrastructure	16.5%	15.3%	15.1%	14.9%
• Applied Water	11.6%	9.2%	12.4%	12.0%

*	Adjusted Operating Income excludes non-recurring separation, restructuring & realignment costs

Xylem Inc. Non-GAAP Reconciliation

Normalized and Adjusted Diluted EPS

($ Millions, except per share amounts)

	Q4 2011							Q4 2012
	As Reported	Adjustments		Adjusted	Adjustments		Normalized	As Reported	Adjustments		Adjusted
Total Revenue	1,003			1,003			1,003	969			969
Operating Income	100	20	a	120	(2	)c	118	104	26	f	130
Operating Margin	10.0%			12.0%			11.8%	10.7%			13.4%
Interest Expense	(15)			(15)			(15)	(14)			(14)
Other Non-Operating Income (Expense)	—			—			—	(1)			(1)

Income before Taxes	85	20		105	(2)		103	89	26		115

Provision for Income Taxes	(33)	2	b	(31)	0	e	(31)	(16)	(11	)g	(27)

Net Income	52	22		74	(2)		72	73	15		88

Diluted Shares	185.3			185.3			185.3	186.5			186.5

Diluted EPS	$0.28	$0.12		$0.40	$(0.01)		$0.39	$0.39	$0.08		$0.47

	YTD 2011							YTD 2012
	As Reported	Adjustments		Adjusted	Adjustments		Normalized	As Reported	Adjustments		Adjusted
Total Revenue	3,803			3,803			3,803	3,791			3,791
Operating Income	395	87	a	482	(28	)c	454	443	46	f	489
Operating Margin	10.4%			12.7%			11.9%	11.7%			12.9%
Interest Expense	(17)			(17)	(39	)d	(56)	(55)			(55)
Other Non-Operating Income (Expense)	5			5			5	—			—

Income before Taxes	383	87		470	(67)		403	388	46		434

Provision for Income Taxes	(104)	(8	)b	(112)	16	e	(96)	(91)	(13	)g	(104)

Net Income	279	79		358	(51)		307	297	33		330

Diluted Shares	185.3			185.3			185.3	186.2			186.2

Diluted EPS	$1.50	$0.43		$1.93	$(0.27)		$1.66	$1.59	$0.18		$1.77

a	One time separation costs
b	Net tax impact of above items, plus the addition of 2011 special tax items
c	Incremental stand alone costs incurred in 2012
d	Incremental interest expense on long-term debt incurred in 2012
e	Incremental interest expense and stand alone costs incurred in 2012 tax affected using the 2011 effective tax rate, as adjusted
f	One time separation, restructuring & realignment costs
g	Tax impact of one time separation, restructuring & realignment costs and special tax items

Xylem Inc. Non-GAAP Reconciliation

Net Cash - Operating Activities vs. Free Cash Flow

Years Ended December 31, 2012 and 2011

($ Millions)

	Year Ended
	2012	2011
Net Cash - Operating Activities	396	449
Capital Expenditures	(112)	(126)

Free Cash Flow, including separation costs	284	323
Cash Paid for Separation Costs (incl. Capex)	28	65

Free Cash Flow, excluding separation costs	312	388

Net Income	297	279
Separation Costs, net of tax (incl. tax friction)	16	72

Net Income, excluding separation costs	313	351

Free Cash Flow Conversion	100%	111%

Xylem Inc. Non-GAAP Reconciliation

Guidance

($ Millions, except per share amounts)

2013 Guidance					Illustration of Mid Point Guidance
	FY ‘12				FY ‘13
	As Reported	Adjustments		Adjusted	As Projected	Adjustments		Adjusted
Total Revenue	3,791			3,791	3,915			3,915
Segment Operating Income	512	30	a	542	487	65	d	552
Segment Operating Margin	13.5%			14.3%	12.4%			14.1%
Corporate Expense	69	(16	)b	53	59	—		59

Operating Income	443	46		489	428	65		493

Operating Margin	11.7%			12.9%	10.9%			12.6%
Interest Expense	(55)			(55)	(55)			(55)
Other Non-Operating Income (Expense)	—			—	(2)			(2)

Income before Taxes	388	46		434	371	65		436

Provision for Income Taxes	(91)	(13	)c	(104)	(73)	(19	)c	(92)

Net Income	297	33		330	298	46		344

Diluted Shares	186.2			186.2	186.4			186.4

Diluted EPS	$1.59	$0.18		$1.77	$1.60	$0.25		$1.85

a	One time separation, restructuring and realignment costs incurred at the segment level
b	One time separation, restructuring and realignment costs incurred at the corporate level
c	Net tax impact of above items, plus the addition of special tax items
d	Restructuring and realignment costs incurred at the segment level

Xylem Inc. Non-GAAP Reconciliation

Adjusted Operating Income

($ Millions)

						Mid Point Guidance
	2008	2009	2010	2011	2012	2013E
Revenue	3,291	2,849	3,202	3,803	3,791	3,915

Operating Income	315	276	388	395	443	428

Operating Margin	9.6%	9.7%	12.1%	10.4%	11.7%	10.9%
Restructuring & Realignment	41	31	15	—	24	65
Separation Costs	—	—	—	87	22	—

Adjusted Operating Income	356	307	403	482	489	493

Adjusted Operating Margin	10.8%	10.8%	12.6%	12.7%	12.9%	12.6%
Standalone Costs	—	—	—	5	28	—

Adj. Operating Income, excl. Standalone Costs	356	307	403	487	517	493

Adjusted Operating Margin, excl. Standalone Costs	10.8%	10.8%	12.6%	12.8%	13.6%	12.6%